UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2024

FRESH VINE WINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 78984

Charlotte, NC 28271

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2024, Fresh Vine Wine, Inc. (the “Company”) designated 50,000 shares of its preferred stock as Series B Convertible Preferred Stock (the “Series B Stock”). The rights and preferences of the Series B Stock, including the terms pursuant to which they are convertible into common stock of the Company, are summarized in Item 5.03 of the Current Report on Form 8-K filed by the Company on March 20, 2024. Such description is qualified in its entirety by reference to the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, which was filed as Exhibit 3.1 to such report.

The Company’s board of directors has approved the issuance and sale of up to 20,000 shares of Series B Stock for a purchase price equal to $100.00 per share in a private placement transaction (the “Offering”). The Company received subscription funds for its initial sale of Series B Stock on March 27, 2024. As of April 2, 2024, the Company has received securities purchase agreements from accredited investors for the purchase of a total of 3,390 shares of Series B Stock and has received aggregate subscription funds of $94,000. The total number of shares of Series B Convertible Preferred Stock that Fresh Vine will issue and sell has not been finally determined.

The purchase and sale of Series B Stock are being governed by securities purchase agreements (the “Securities Purchase Agreements”) being entered into with certain accredited investors (“Purchasers”).In connection with entering into the Securities Purchase Agreements, Purchasers are executing voting and support agreements (“Support Agreements”) with the Company and Notes Live, Inc. (“Notes Live”) to, among other things, vote all of their shares of the Company’s capital stock in favor of proposals to be brought before a special stockholders’ meeting of the Company at which the Company’s stockholders will vote upon the pending merger transaction with Notes Live and against any alternative acquisition proposals.

The Company previously engaged The Oak Ridge Financial Services Group, Inc. to serve as a financial adviser to the Company in connection with the capital raising activities. In connection with the Offering, the Company has agreed to pay the Oak Ridge a cash fee equal to 8.0% of the gross proceeds received by the Company in the Offering, in addition to reimbursing Oak Ridge for its out-of-pocket expenses. In addition, the Company issued to Oak Ridge (or its designees) seven-year warrants to purchase up to a total of 300,000 shares of the Company’s common stock at an exercise price equal to $0.50 per share.

The foregoing descriptions of the Securities Purchase Agreements, including the form of Support Agreements attached as Exhibit A thereto, and the form of placement agent warrant are qualified in their entirety by reference thereto, which are filed as Exhibits 10.1 and 4.1 to this report, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference thereto. The issuance and sale of the shares of Series B Stock, and the offer and issuance of common stock of the Company issuable upon conversion or exchange thereof, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these offers and issuances, the Company has relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of such securities has not and will not involve a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement with Purchasers of Series B Convertible Preferred Stock (including Form of Fresh Vine Voting and Support Agreement attached as Exhibit A thereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: April 2, 2024	By:	/s/ Michael Pruitt
Michael Pruitt
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement with Purchasers of Series B Convertible Preferred Stock (including Form of Fresh Vine Voting and Support Agreement attached as Exhibit A thereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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